Execution Copy
                                                                 --------------


EXHIBIT 4.16a



                         FOURTH SUPPLEMENTAL INDENTURE


                         DATED AS OF DECEMBER 26, 2002





                        ALLIANT ENERGY RESOURCES, INC.,
                                   Company,


                          ALLIANT ENERGY CORPORATION,
                                 As Guarantor,

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,
                                  as Trustee





                     Fourth Supplemental Indenture to the
                                   Indenture
                         dated as of November 4, 1999

           FOURTH SUPPLEMENTAL INDENTURE, dated as of December 26, 2002 (the "Fourth Supplemental Indenture"), among ALLIANT ENERGY RESOURCES, INC., a Wisconsin corporation (the "Company"), ALLIANT ENERGY CORPORATION, a Wisconsin corporation, as guarantor (the "Guarantor"), and U.S. BANK NATIONAL ASSOCIATION, as successor to FIRSTAR BANK, N.A., as Trustee (the "Trustee").

                   RECITALS OF THE COMPANY AND THE GUARANTOR

           The Company and the Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of November 4, 1999 (as supplemented by the First Supplemental Indenture dated as of November 4, 1999, the Second Supplemental Indenture dated as of February 1, 2000 and the Third Supplemental Indenture dated as of November 15, 2001, and as may be further supplemented and amended from time to time, the "Indenture"), providing for the issuance from time to time of the Company's unsecured unsubordinated debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture.

           It is provided in Section 2.02 of the Indenture that the Company, the Guarantor and the Trustee may enter into indentures supplemental thereto to establish the form or terms of Securities of any series.

           The Company and the Guarantor desire to supplement and amend the Indenture to allow for the issuance of Securities to be initially sold within the United States to U.S. Persons that are Qualified Institutional Buyers and issued in the form of one or more Restricted Global Securities deposited with the Trustee, as custodian for the Depositary, and registered in the name of a nominee of the Depositary.

           The Company and the Guarantor desire to set forth the terms and form of a new series of Restricted Securities to be known as the Company's 9.75% Senior Notes, in an aggregate principal amount of THREE HUNDRED MILLION DOLLARS ($300,000,000) (the "9.75% Senior Notes") and guaranteed by the Guarantor.

           The 9.75% Senior Notes and the certificate of authentication to be borne by the 9.75% Senior Notes are to be substantially in the form set forth in Exhibit A hereto.

        NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

           For and in consideration of the premises and the purchase of the 9.75% Senior Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the 9.75% Senior Notes:

                                  ARTICLE 1.

                                  AMENDMENTS

           Section 1.01. Article 1 of the Indenture shall be amended by inserting in Section 1.01 the following new terms with the following definitions in the appropriate alphabetic positions:

                "Additional Interest" with respect to the 9.75% Senior Notes has the meaning set forth in Section 2.06 of the Fourth Supplemental Indenture.

                "Adjustment Date" means any date on which the interest rate on the 9.75% Senior Notes is increased or decreased in accordance with the terms of the 9.75% Senior Notes upon a ratings change by Moody's Investors Services, Inc. or Standard & Poor's Rating Service.

                "Capitalized Lease Obligations" means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the capitalized amount determined in accordance with such principles.

                "Closing Time" means, with respect to the 9.75% Senior Notes, December 26, 2002, the date of initial issuance of the Securities issued hereunder.

                "Consolidated Indebtedness" means, at any date of determination, the aggregate Indebtedness of the Guarantor and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but shall not include Nonrecourse Indebtedness of any Consolidated Subsidiary of the Guarantor.

                "Consolidated Net Worth" means, at any time of determination, the net worth of such the Guarantor and its Consolidated Subsidiaries as determined in accordance with GAAP.

                "Consolidated Subsidiary" means any Subsidiary of the Guarantor whose accounts are or are required to be consolidated with the accounts of the Guarantor in accordance with GAAP.

                "Consolidated Total Capitalization" means, at any date of determination, the sum of (i) Consolidated Indebtedness;
      (ii) consolidated equity of the common shareowners of the Guarantor and its Consolidated Subsidiaries; (iii) consolidated equity of the preference shareowners of the Guarantor and its Consolidated Subsidiaries; and (iv) consolidated equity of the preferred shareowners of the Guarantor and its Consolidated Subsidiaries, in each case determined at such date in accordance with GAAP, excluding, however, from such calculation, amounts identified as "Accumulated Other Comprehensive Income (Loss)" in the financial statements of the Guarantor set forth in the Guarantor's report on Form 10-K or 10-Q, as the case may be, filed most recently with the SEC prior to the date of such determination.

                "EBITDA" means, with respect to any period, the sum of operating income of the Guarantor and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP, plus all amounts deducted in the computation thereof on account of depreciation and amortization.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of the regulations under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended from time to time.

                "Fourth Supplemental Indenture" means the Fourth Supplemental Indenture dated as of December 26, 2002, among the Company, the Guarantor and the Trustee.

                "GAAP" means, with respect to the 9.75% Senior Notes, generally accepted accounting principles in the United States on the date of the Fourth Supplemental Indenture.

                "Indebtedness" means, for any person, any and all indebtedness, liabilities and other monetary obligations of such person
      (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising and repaid in the ordinary course of business), (iii) Capitalized Lease Obligations,
      (iv) under reimbursement or similar agreements with respect to letters of credit (other than trade letters of credit) issued to support indebtedness or obligations of such person or of others of the kinds referred to in clauses (i) through (iii) above and clause (v) below,
      (v) reasonably quantifiable obligations under direct guaranties or indemnities, or under support agreements, in respect of, and reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) in respect of unfunded vested benefits under Plans. In determining Indebtedness for any person, there shall be included accrued interest on the principal amount thereof to the extent such interest has accrued for more than six months.

                "Interest Coverage Ratio" means, as of any date, the ratio of
      (i) EBITDA of the Guarantor and its Consolidated Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available ending on or prior to such date, as determined on a consolidated basis in accordance with GAAP to (ii) the Interest Expense payable by the Guarantor and its Consolidated Subsidiaries during such four-quarter period, determined in the case of clauses (i) and (ii) on a pro forma basis as if the additional indebtedness had been incurred and proceeds of the additional indebtedness applied at the beginning of such four-quarter period.

                "Interest Expense" means, with respect to any period, interest expense of the Guarantor and its Consolidated Subsidiaries for such period, including both capitalized and noncapitalized interest and the interest component of capital lease obligations and all debt discount and expense amortized during such period, as determined on a consolidated basis in accordance with GAAP.

                "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Guarantor or an ERISA Affiliate of the Guarantor and at least one Person other than the Guarantor and its ERISA Affiliates or (ii) was so maintained and in respect of which the Guarantor or an ERISA Affiliate of the Guarantor could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                "Nonrecourse Indebtedness" means Indebtedness of any person that finances the acquisition, development, ownership or operation of an asset in respect of which the obligee of such Indebtedness has no recourse whatsoever to such person or any of its Affiliates other than:
      (i) recourse to the named obligor with respect to such Indebtedness (the "Debtor") for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the asset; and
      (ii) recourse to the Debtor for the purposes only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Indebtedness, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and
      (iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

                "Permitted Indebtedness" means:

                (i) Indebtedness of Alliant Energy Corporate Services, Inc., so long as it is a mutual service company that provides services to utility and non-utility Subsidiaries of the Guarantor pursuant to the Public Utility Holding Company Act of 1935, as amended.

                (ii) intercompany Indebtedness owed to the Company, to the Guarantor or to any Consolidated Subsidiary;

                (iii) Indebtedness to the cash management programs established by the Guarantor pursuant to the SEC's approval under the Public Utility Holding Company Act of 1935, as amended, for (A) the Guarantor's domestic public utility Subsidiaries and Alliant Energy Corporate Services, Inc., known as the "utility money pool" and (B) the Guarantor's non-utility Subsidiaries, known as the "non-utility money pool";

                (iv) Nonrecourse Indebtedness;

                (v) Indebtedness incurred to fund Alliant Energy Corporate Services, Inc. or the cash management program of the Guarantor's domestic public utility Subsidiaries, known as the "utility money pool";

                (vi) Permitted Refinancing Indebtedness;

                (vii) Indebtedness arising from the deposit and collection of checks and similar items in the ordinary course of business;

                (viii) Indebtedness arising from the guarantee of other Indebtedness permitted by this Indenture;

                (ix) Indebtedness represented by letters of credit issued in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                (x) Indebtedness in respect of bid, payment and performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

                (xi) Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

                (xii) Indebtedness of the Guarantor and its Consolidated Subsidiaries in existence on the date of original issuance of the 9.75% Senior Notes, until such amounts are repaid;

                (xiii) Indebtedness represented by the 9.75% Senior Notes and the guarantee of the Guarantor related thereto; and

                (xiv) additional Indebtedness in an aggregate principal amount not to exceed $100 million at any one time outstanding.

                "Permitted Refinancing Indebtedness" means any Indebtedness of the Guarantor or any of its Consolidated Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Guarantor or any of its Subsidiaries permitted to be incurred by this Indenture; provided that:

                (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

                (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                (iii)if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Indebtedness that is subordinate or junior in right of payment to the 9.75% Senior Notes or the Guarantee pursuant to written agreement, such Permitted Refinancing Indebtedness is subordinated in right of payment to the 9.75% Senior Notes and the Guarantee on terms at least as favorable to the holders of the 9.75%

      Senior Notes as those contained in the documentation governing such subordinated debt being extended, refinanced, renewed, replaced, defeased or refunded; and

                (iv) such Indebtedness is incurred by the Person who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                "Plan" means a Single Employer Plan or a Multiple Employer
      Plan.

                "Registration Default" with respect to the 9.75% Senior Notes has the meaning set forth in Section 2.06 of the Fourth Supplemental Indenture.

                "Registration Rights Agreement" means, with respect to the 9.75% Senior Notes, the Registration Rights Agreement to be executed among the Company, the Guarantor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Utendahl Capital Partners, L.P., and The Williams Capital Group, L.P., as initial purchasers, in connection with the offering of the 9.75% Senior Notes.

                "9.75% Senior Notes" has the meaning set forth in Section 2.01 of the Fourth Supplemental Indenture.

                "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Guarantor or an ERISA Affiliate of the Guarantor and no Person other than the Guarantor and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Guarantor or an ERISA Affiliate of the Guarantor could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                "Subsidiary" with respect to the 9.75% Senior Notes means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of the interest having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

                "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

                (ii) the then outstanding principal amount of such Indebtedness.

           Section 1.02. Article 1 of the Indenture shall be amended by amending and restating in their entirety the following definitions in Section 1.01:

                "Exchange Offer" shall mean the exchange offer by the Company and the Guarantor of Exchange Securities for Registrable Securities, as provided for in a related registration rights agreement.

                "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

                "Supplemental Indenture" means the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and any further supplemental indentures that the Company, the Guarantor and the Trustee may execute from time to time.

           Section 1.03. The Indenture shall be amended by adding exhibits titled "Exhibit G" and "Exhibit H," respectively, immediately following Exhibit F of the Indenture. Exhibit G to the Indenture shall be the form of the 9.75% Senior Note and the related guarantee attached as Exhibit A to this Fourth Supplemental Indenture and Exhibit H to the Indenture shall be the form of Incurrence Certificate attached as Exhibit B to this Fourth Supplemental Indenture.

           Section 1.04. To the extent necessary, the forms of Transfer Certificate and Exchange Certificate, each as attached to the Indenture as Exhibits B and C, respectively, shall be amended to refer to the appropriate Securities and the appropriate dates.

                                  ARTICLE 2.

                     PROVISIONS FOR THE 9.75% SENIOR NOTES

           Section 2.01. There shall be a series of Securities entitled "9.75% Senior Notes" (herein designated the "9.75% Senior Notes"). The form of the 9.75% Senior Notes, the Guarantees issued by the Guarantor and the Trustee's certificate of authentication to be borne thereby shall be substantially in the forms set forth in Exhibit A hereto and shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture and this Fourth Supplemental Indenture, including, but not limited to, the provisions of the Indenture with respect to the transfer, exchange and replacement thereof. The aggregate principal amount of the 9.75% Senior Notes that may be executed by the Company and authenticated by the Trustee hereunder shall be limited to THREE HUNDRED MILLION DOLLARS ($300,000,000); provided, however, any exchanges or replacements of the 9.75% Senior Notes made pursuant to the Indenture and the Fourth Supplemental Indenture following the original issuance thereof, shall not be counted against this limit.

           Section 2.02. In accordance with the terms and conditions of the Indenture, the Company may issue and sell the 9.75% Senior Notes inside the United States without registration under the Securities Act in reliance on Rule 144A thereunder.

           Section 2.03. Except as provided below, the 9.75% Senior Notes shall be represented initially in the form of a Restricted Global Security. Each Restricted Global Security shall be registered in the name of a nominee of the Depositary and deposited on behalf of the purchasers of the 9.75% Senior Notes represented thereby with a custodian for the Depositary for credit to the respective accounts of the purchasers (or to such other accounts as they may direct). Except as set forth below, each Restricted Global Security shall be in the form of the 9.75% Senior Notes attached hereto as Exhibit A and may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

           Section 2.04. (a) Each Restricted Global Security, or any 9.75% Senior Notes that may be issued in exchange for an interest in a Restricted Global Security, shall be dated as provided in Section 2.03 of the Indenture, shall mature on January 15, 2013 and shall bear interest at the initial rate of 9.75% per annum (subject to increase pursuant to Section 2.06 hereof and the terms of the 9.75% Senior Notes) from December 26, 2002, payable semiannually on January 15 and July 15 in each year, commencing with July 15, 2003, until payment of the principal amount shall have been made or duly provided for. The record dates with respect to the interest payment dates for the 9.75% Senior Notes shall be January 1 and July 1 (whether or not a business day), respectively. The holder of record of 9.75% Senior Notes on any record date for the payment of interest shall be entitled to receive the interest payable on such interest payment date.

           (b) Both principal of and interest on the 9.75% Senior Notes shall be payable at the office of the Paying Agent in St. Paul, Minnesota and the Borough of Manhattan, The City of New York, New York or at any other office maintained by the Company or the Guarantor, as the case may be, for such purpose; provided that interest may be payable, at the option of the Company or the Guarantor, as the case may be, by check mailed to the registered address of the person entitled thereto as such address shall appear on the registry books of the Company. On each interest payment date the Trustee shall pay to the registered holder interest accrued in respect of such 9.75% Senior Notes. Payment of principal on 9.75% Senior Notes shall be paid to the registered holder or upon his order only upon presentation and surrender for payment of such 9.75% Senior Notes on or after the payment date at the offices of the Company or the Guarantor, as the case may be, in St. Paul, Minnesota and the Borough of Manhattan, The City of New York, New York or at any other office of the Company or the Guarantor, as the case may be, maintained for such purpose.

           (c) The 9.75% Senior Notes shall not be convertible into or exchangeable for equity securities of the Company or the Guarantor.

           (d) The 9.75% Senior Notes shall not be subject to any sinking fund.

           (e) The 9.75% Senior Notes shall not be included for listing on any national securities exchange.

           (f) The Trustee, at its Corporate Trust Office located at 180 East Fifth Street, St. Paul, Minnesota 55101, shall initially act as Paying Agent for the 9.75% Senior Notes.

           Section 2.05. (a) So long as a nominee of the Depositary is the registered owner of any Restricted Global Security, such nominee shall be considered the sole owner and holder of the 9.75% Senior Notes represented by such Restricted Global Security under the Indenture, as supplemented and amended hereby. Except as herein provided, owners of beneficial interests in any Restricted Global Security shall not be entitled to have 9.75% Senior Notes represented by the such Restricted Global Security registered in their names, shall not receive or be entitled to receive physical delivery of 9.75% Senior Notes in certificated form and shall not be considered the owners or holders thereof under the Indenture.

           (b) None of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Restricted Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

           Section 2.06. In the event that (a) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th calendar day following the Closing Time, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 210th calendar day following the Closing Time, (c) the Exchange Offer is not consummated, on or prior to the 45th calendar day following the effective date of the Exchange Offer Registration Statement or (d) if required, the Shelf Registration Statement is not declared effective on or prior to the 210th calendar day following the Closing Time (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the 9.75% Senior Notes shall be increased ("Additional Interest"), in the amount of one-half of one percent (0.50%) per annum, which rate will increase by one-quarter of one percent (0.25%) at the beginning of each subsequent 90-day period during which a Registration Default is continuing, provided that the maximum aggregate increase in the interest rate pursuant to this Section 2.06 will in no event exceed two percent (2.0%) per annum. Following the cure of all Registration Defaults with respect to the 9.75% Senior Notes the accrual of Additional Interest will cease and the interest rate will revert to the rate that otherwise would be in effect had such Registration Default not occurred.

           If the Shelf Registration Statement with respect to the 9.75% Senior Notes is unusable by the Holders for any reason after the Shelf Registration Statement has been declared effective by the SEC, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the 9.75% Senior Notes, so long as any such notes are required to be registered under the Registration Rights Agreement, will be increased by one-half of one percent (0.50%) per annum of the principal amount of the 9.75% Senior Notes for the first 90-day period (or portion thereof) beginning on the 31st day following the date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional one-quarter of one percent (0.25%) per annum of the principal amount of the 9.75% Senior Notes at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate pursuant to this Section 2.06 will in no event exceed two percent (2.00%) per annum. Any amounts payable under this Section 2.06 shall also be deemed "Additional Interest" for purposes of the Indenture and the Registration Rights Agreement. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the 9.75% Senior Notes will be reduced to the interest rate that otherwise would be in effect had the Shelf Registration Statement not become unusable, provided the Company and the Guarantor are otherwise in compliance with this the Indenture and the Registration Rights Agreement at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

           The Company and the Guarantor shall notify the Trustee within three business days after each and every Event Date with respect to the 9.75%
Senior Notes. Additional Interest with respect to the 9.75% Senior Notes shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of the 9.75% Senior Notes, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of the 9.75%
Senior Notes entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

           Section 2.07. The 9.75% Senior Notes will be redeemable at the Company's option in whole or in part at any time, on at least 30 days' but not more than 60 days' prior written notice mailed to the registered holders of the 9.75% Senior Notes, at a price equal to the greater of (i) 100% of the principal amount of the 9.75% Senior Notes being redeemed and (ii) the sum of the present values of the principal amount of the 9.75% Senior Notes to be redeemed and the remaining scheduled payments of interest on the 9.75% Senior Notes from the redemption date to January 15, 2013, discounted from their respective scheduled payment dates to the redemption date semi-annually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 50 basis points, plus accrued interest on the 9.75% Senior Notes to the redemption date.

           Section 2.08. Neither the Company nor the Guarantor shall, and each shall not permit any Consolidated Subsidiary other than, in the case of the Guarantor, the Guarantor's domestic public utility Subsidiaries, to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) if, after giving pro forma effect to the incurrence of such Indebtedness, any of the following is true:

           (a)  Consolidated Net Worth would be less than $1.2 billion;

           (b) the ratio of Consolidated Indebtedness to Consolidated Total Capitalization would exceed 0.70 to 1.00; or

           (c)  the Interest Coverage Ratio would be less than 2.0 to 1.0.

Upon the incurrence of any Indebtedness (other than Permitted Indebtedness) by the Company, the Guarantor or any Consolidated Subsidiary other than, in the case of the Guarantor, the Guarantor's domestic public utility Subsidiaries, the Guarantor shall deliver to the Trustee a certificate substantially in the form set forth in Exhibit C hereto (the "Certificate of Incurrence") signed by one or more officers of the Guarantor holding at least two of the following three titles: Chief Financial Officer, Treasurer and Chief Accounting Officer of the Guarantor.

           Section 2.09. The Guarantor shall not, and shall not permit any Subsidiary, other than the Guarantor's domestic public utility Subsidiaries, to issue, assume or guarantee any Debt if the Debt is secured by any Lien upon any of its property or assets (other than cash), without effectively securing the outstanding 9.75% Senior Notes (together with any other indebtedness or obligation then existing or thereafter created ranking equally with such 9.75% Senior Notes) equally and ratably with the Debt. This limitation does not apply to:

           (a) Liens in existence on the date of original issuance of the 9.75% Senior Notes;

           (b) (i) any Lien created or arising over any property or assets which the Guarantor or a Subsidiary acquires, constructs or creates, but only if (A) such Lien secures only principal amounts (not exceeding the cost of the acquisition, construction or creation) of Debt incurred for the purposes of the acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in connection with the acquisition, construction or creation or a guarantee given in connection with the acquisition, construction or creation, (B) the Lien is created or arises on or before 90 days after the completion of the acquisition, construction or creation and (C) the Lien is confined solely to the property or assets so acquired, constructed or created; or (ii) any Lien to secure the Debt incurred by the Guarantor or a Subsidiary in connection with a specifically identifiable project where the Lien relates and is confined to a property or properties (including, without limitation, shares or other rights of ownership in the entities which own such property or project) involved in such project and acquired by the Guarantor or a Subsidiary after the date of original issuance of the 9.75% Senior Notes and the recourse of the creditors in respect of the Debt is limited to any or all of such project and property (including as aforesaid);

           (c) any Lien securing amounts not more than 90 days overdue or otherwise being contested in good faith;

           (d) (i) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the Guarantor's or any Subsidiary's benefit or in connection with the issuance of letters of credit for the Guarantor's or any Subsidiary's benefit;

                (ii) any Lien securing Debt incurred by the Guarantor or any Subsidiary in connection with the financing of accounts receivable;

                (iii) any Lien incurred or deposits made in the ordinary course of business, including, but not limited to, (A) any mechanics', materialmen's, carriers', workmen's, vendors' or other like Liens and
      (B) any Liens securing amounts in connection with workers' compensation, unemployment insurance and other types of social security;

                (iv) any Lien upon specific items of the Guarantor's or any Subsidiary's inventory or other goods and proceeds securing the Guarantor's or any Subsidiary's obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods;

                (v) any Lien incurred or deposits made securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds and other obligations of like nature incurred by the Guarantor or any Subsidiary in the ordinary course of business;

                (vi) any Lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred by the Guarantor or any Subsidiary in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind;

                (vii) any Lien arising out of title retention or like provisions in connection with the purchase of goods and equipment by the Guarantor or any Subsidiary in the ordinary course of business; and

                (viii) any Lien securing reimbursement obligations under letters of credit, guarantees and other forms of credit enhancement given in connection with the purchase of goods and equipment by the Guarantor or any Subsidiary in the ordinary course of business;

           (e) (i) Liens on any property or assets acquired from an entity which is merged with or into the Guarantor or any Subsidiary and is not created in anticipation of any such transaction (unless the Lien was created to secure or provide for the payment of any part of the purchase price of the entity to be acquired) and (ii) any Lien on any property or assets existing at the time of acquisition by the Guarantor or any Subsidiary and which is not created in anticipation of the acquisition (unless the Lien was created to secure or provide for the payment of any part of the purchase price of the property or assets so acquired);

           (f) (i) Liens required by any contract or statute in order to permit the Guarantor or any Subsidiary to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality of a governmental entity, or to secure partial, progress, advance or any other payments by the Guarantor or any Subsidiary to a governmental unit under the provisions of any contract or statute; (ii) any Lien securing industrial revenue, development or similar bonds issued by the Guarantor or any Subsidiary or for its respective benefit, provided that the industrial revenue, development or similar bonds are nonrecourse to the Guarantor and/or the applicable Subsidiary; and (iii) any Lien securing taxes or assessments or other applicable governmental charges or levies;

           (g) (i) any Lien which arises under any order of attachment, distraint or similar legal process arising in connection with court proceedings and any Lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of the Lien arising in connection with such legal process is effectively stayed and the claims secured by the Lien are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any Lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs or expenses; or (ii) any Lien arising by operation of law or by order of a court or tribunal or any Lien arising by an agreement of similar effect, including, without limitation, judgment liens; or

           (h) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in clauses (a) through (g) above, for amounts not exceeding the principal amount of the Debt secured by the Lien so extended, renewed or replaced, so long as the extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien that was extended, renewed or replaced (plus improvements on such property or assets);

provided, however, the Guarantor or any such Subsidiary may create or permit
--------  -------
to subsist Liens over any of the Guarantor's or Subsidiary's property or assets so long as the aggregate amount of Debt secured by all Liens that the Guarantor or any such Subsidiary incurs (excluding the amount of Debt secured by Liens set forth in clauses (a) through (h) above) does not exceed 10% of the Guarantor's Consolidated Net Tangible Assets.

           Section 2.10. The Company and the Guarantor shall notify the Trustee within three business days after each and every Adjustment Date.

                                  ARTICLE 3.

                                 MISCELLANEOUS

           Section 3.01. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture, as may be amended and supplemented from time to time in accordance therein.

           Section 3.02. Except as supplemented and amended hereby, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Fourth Supplemental Indenture and all its provisions shall be deemed a part thereof.

           Section 3.03. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 3.04. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture which provision is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

           Section 3.05. THIS FOURTH SUPPLEMENTAL INDENTURE AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THIS FOURTH
SUPPLEMENTAL INDENTURE OR A BREACH HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN WITHOUT REGARD TO THE CONFLICTS OF LAWS AND RULES OF SAID STATE.

           Section 3.06. This Fourth Supplemental Indenture has been simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery by telecopier of an executed signature page hereto shall be effective as delivery of a manually executed counterpart hereof.

           Section 3.07. This Fourth Supplemental Indenture shall be deemed to have been executed on the date of the acknowledgment thereof by the officer of the Trustee who signed it on behalf of the Trustee.



          [THE REST OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

           IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                                    ALLIANT ENERGY RESOURCES, INC.
ATTEST:




By:_/s/ Enrique Bacalao                 By:_/s/ Thomas L. Hanson
    --------------------------              ------------------------------------
    Name:  Enrique Bacalao                  Name:  Thomas L. Hanson
    Title:  Assistant Treasurer             Title:  Vice President and Treasurer


                                            ALLIANT ENERGY CORPORATION,
ATTEST:                                     as Guarantor




By:_/s/ Enrique Bacalao                 By:_/s/ Thomas L. Hanson
    ---------------------------             ------------------------------------
    Name:  Enrique Bacalao                  Name:  Thomas L. Hanson
    Title:  Assistant Treasurer             Title:  Vice President and Treasurer


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee




                                        By:_/s/ Steven J. Peterson
                                            ------------------------------------
                                            Name:  Steven J. Peterson
                                            Title:  Trust Officer

                                                                      EXHIBIT A


                          EXHIBIT G TO THE INDENTURE

                         [Form of 9.75% Senior Notes]


           Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Alliant Energy Resources, Inc., or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or to such other entity or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

           Transfers of this Global Security shall be limited to transfers in whole, but not in part, to nominees of Cede & Co. or to a successor thereof or such successor's nominee [and transfers of portions of this Global Security shall be limited to transfers made in accordance with the restrictions set forth in Section 2.20 of the Indenture referred to in this Global Security].

           [THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" ("QIB") (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT), (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH ALLIANT ENERGY RESOURCES, INC. OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ALLIANT ENERGY RESOURCES, INC. WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO ALLIANT ENERGY RESOURCES, INC., (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT IN EACH OF THE FOREGOING CASES OF ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT ALLIANT ENERGY RESOURCES, INC. AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, BUT ONLY IF THIS NOTE IS NOT A GLOBAL SECURITY (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN), TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO ALLIANT ENERGY RESOURCES, INC. AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

                        ALLIANT ENERGY RESOURCES, INC.
                          9.75% SENIOR NOTES DUE 2013

CUSIP No. 018803 ____ __
$300,000,000


Global Note


           Alliant Energy Resources, Inc., a corporation duly organized and existing under the laws of the State of Wisconsin (the "Company," which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on January 15, 2013, at the office or agency of the Company referred to below, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from December 26, 2002, or from the most recent interest payment date on which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing July 15, 2003, at the initial rate of 9.75% per annum, until the principal hereof is paid or made available for payment, and (to the extent lawful) to pay interest at the same rate per annum on any overdue principal and premium and on any overdue installment of interest until paid.

           The interest rate borne by this Senior Note will be increased at any time to and including January 1, 2004 upon a rating change by Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Rating Service ("Standard & Poor's") on or prior to such date that causes the rating of this Senior Note by either agency to be below Baa3 in the case of Moody's and BBB-in the case of Standard & Poor's (or equivalent rating by such agency if such rating reference is no longer in effect) (a "Rating Downgrade"). Beginning with and including the date on which a Rating Downgrade is assigned (the "Step-Up Date"), the interest rate borne by this Senior Note will be the rate otherwise applicable plus one percent (1.00%) per annum. If on any date through January 1, 2004 (the "Step-Down Date"), subsequent to a Step-Up Date, a new rating change by Moody's or Standard & Poor's causes the ratings of this Senior Note to be above Ba1 in the case of Moody's and BB+ in the case of Standard & Poor's, the interest rate borne by this Senior Note will be the rate otherwise applicable less one percent (1.00%) per annum. Such decrease will be effective from and including the Step-Down Date. There is no limit on the number of times through January 1, 2004 that the interest rate borne by this Senior Note can be adjusted up or down based on a rating change by Moody's and Standard & Poor's during this period, provided, however, that the interest rate shall never increase more than one percent (1.00%) due to ratings downgrades, and following January 1, 2004, the interest rate borne on this Senior Note will no longer be subject to increase or decrease and such interest rate, as in effect on January 1, 2004, will remain in effect during the remaining life of this Senior Note.

           Interest so payable, and punctually paid or duly provided for, on any interest payment date, as provided in the Indenture, shall be paid to the person in whose name this Senior Note (or one or more predecessor Senior Notes) is registered at the close of business on the record date for such interest, which shall be January 1 or July 1 (whether or not a business day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this Senior Note is registered on such record date and may either be paid to the person in whose name this Senior
Note is registered at the close of business on a record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the person in whose name this Senior Note is registered not less than ten days prior to such record date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

           This Senior Note is a "book-entry" security and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), a clearing agency. Subject to the terms of the Indenture, dated as of November 4, 1999 (as supplemented by the First Supplemental Indenture dated as of November 4, 1999, the Second Supplemental Indenture dated as of February 1, 2000, the Third Supplemental Indenture dated as of November 15, 2001, the Fourth Supplemental Indenture dated as of December 26, 2002 and as supplemented and amended from time to time, the "Indenture"), among the Company, Alliant Energy Corporation (the "Guarantor"), and U.S. Bank National

Association, as successor to Firstar Bank, N.A., as trustee (the "Trustee"), and except as provided therein, this Senior Note will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in integrals of $1,000 in excess thereof.

           The statements set forth in the restrictive legend above are an integral part of the terms of this Senior Note and by acceptance hereof each holder of this Senior Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

           The Trustee will make payments of principal of and interest on (except as otherwise provided below) this Senior Note by wire transfer of immediately available funds. Notwithstanding the above, the final payment on this Senior Note will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Senior Note at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

           Payments of principal of (and premium, if any) and interest on this Senior Note will be made at the offices or agency of the Company or the Guarantor, as the case may be, maintained for that purpose in St. Paul, Minnesota and the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company or the Guarantor, as the case may be, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Company.

           This Senior Note is one of a duly authorized issue of Securities of the Company, designated 9.75% Senior Notes (the "9.75% Senior Notes"), limited in aggregate principal amount at any time outstanding to THREE
HUNDRED MILLION DOLLARS ($300,000,000) which may be issued under the Fourth Supplemental Indenture. Reference is hereby made to the Indenture, the Fourth Supplemental Indenture and all other indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the 9.75% Senior Notes, and the terms upon which the 9.75% Senior Notes are, and are to be, authenticated and delivered. All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           The Holder of this Senior Note is entitled to the benefits of the Registration Rights Agreement, dated as of December 26, 2002 (the "Registration Rights Agreement"), among the Company, the Guarantor and the initial purchasers named therein (the "Initial Purchasers"). In the event that (i) the Company and the Guarantor fail to file an Exchange Offer Registration Statement with respect to the 9.75% Senior Notes with the Securities and Exchange Commission (the "Commission") on or prior to the 120th calendar day following the Closing Time, (ii) the Commission does not declare such Exchange Offer Registration Statement effective on or prior to the 210th calendar day following the Closing Time, (iii) the Exchange Offer is not consummated on or prior to the 45th calendar day following the effective date of the Exchange Offer Registration Statement or (iv) if required, a Shelf Registration Statement with respect to the 9.75% Senior Notes is not declared effective by the Commission on or prior to the 210th calendar day following the Closing Time (each, a "Registration Default"), the per annum interest rate borne by the 9.75% Senior Notes shall be increased by one-half of one percent (0.50%) per annum for the first 90-day period following the Registration Default. The interest rate borne by the 9.75% Senior Notes will be increased by an additional one-quarter of one percent (0.25%) per annum for the subsequent 90-day period (or portion thereof) during which any such Registration Default continues up to a maximum aggregate increase in the annual interest rate pursuant to this paragraph of two percent (2.0%) per annum. Following the cure of all Registration Defaults, the interest rate borne by the 9.75% Senior Notes shall be reduced to the interest rate borne by the 9.75% Senior Notes that otherwise would be in effect had such Registration Default not occurred. If the Shelf Registration Statement is unusable by the Holders for any reason after the Shelf Registration Statement has been declared effective by the Commission, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration is unusable exceeds 30 days in the aggregate, then the interest rate borne by the 9.75% Senior Notes will be increased by one-half of one percent (0.50%) per annum of the principal amount of the 9.75% Senior Notes for the first 90-day period (or a portion thereof) beginning the 31st day following the date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional one-quarter of one percent (0.25%) per annum of the principal amount of 9.75%

Senior Notes at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate pursuant to this paragraph will in no event exceed two percent (2.0%) per annum. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the 9.75% Senior Notes will be reduced to the interest rate that otherwise would be in effect had the Shelf Registration Statement not become unusable. All accrued additional interest shall be paid to Holders by the Company in the same manner and at the same time as interest is paid pursuant to the Indenture. All terms used in this Senior Note that are defined in the Registration Rights Agreement shall have the meanings assigned to them in the Registration Rights Agreement.

           Each purchaser of 9.75% Senior Notes, by its acquisition thereof, will be deemed to have acknowledged, represented to and agreed with the Initial Purchasers, the Company and the Guarantor as follows:

                (1) Such purchaser understands and acknowledges that the 9.75% Senior Notes have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act or any other securities laws including sales pursuant to Rule 144A under the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

                (2) Such purchaser is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company and it is a QIB and is aware that any sale of 9.75% Senior Notes to it will be made in reliance on Rule 144A and such acquisition will be for its own account or for the account of another QIB with respect to which it exercises sole investment discretion and to whom it has given notice that the 9.75% Senior Notes are being sold in reliance on Rule 144A.

                (3) Such purchaser acknowledges that none of the Company, the Guarantor or the Initial Purchasers, or any person representing the Company, the Guarantor or the Initial Purchasers, has made any representation to it with respect to the Company, the Guarantor or the offering or sale of any 9.75% Senior Notes other than the information contained in the Offering Memorandum, which has been delivered to it and upon which such purchaser is relying in making its investment decision with respect to the 9.75% Senior Notes. Accordingly, such purchaser acknowledges that no representation or warranty is made by the Initial Purchasers as to the accuracy or completeness of such materials. Such purchaser has had access to such financial and other information concerning the Company, the Guarantor and the 9.75% Senior Notes (and the Guarantees) as it has deemed necessary in connection with its decision to purchase any of the 9.75% Senior Notes, including an opportunity to ask questions of and request information from the Initial Purchasers, the Company and the Guarantor.

                (4) Such purchaser is purchasing the 9.75% Senior Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such 9.75% Senior Notes pursuant to Rule 144A or any exemption from registration available under the Securities Act or pursuant to a registration statement which has been declared effective under the Securities Act. Such purchaser agrees on its own behalf and on behalf of any investor account for which it is purchasing the 9.75% Senior Notes, and each subsequent holder of the 9.75% Senior Notes by its acceptance thereof will be deemed to agree, to offer, sell or otherwise transfer the 9.75% Senior Notes prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act) after the later of the date of original issue of the 9.75% Senior Notes and the last date on which the Company or any of its "affiliates" (as defined in Rule 144 under the Securities Act) was the owner of the 9.75% Senior Notes (or any predecessor thereto) or (y) such later date, if any, as may be required by applicable law (the "Resale Restriction Termination Date"), only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the 9.75% Senior Notes are eligible for resale pursuant to Rule 144A to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A or (d) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and to compliance with any applicable state or other securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser of 9.75% Senior Notes acknowledges that the Company, the Guarantor and the Trustee reserve the right prior to any offer, sale or other transfer of 9.75% Senior Notes prior to the Resale Restriction Termination Date pursuant to clauses (d), above, to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to them and the Trustee. Each purchaser of 9.75% Senior Notes acknowledges that each 9.75% Senior Note will contain a legend substantially in the form on the face of this Senior Note unless otherwise agreed by the Company, the Guarantor and the Trustee.

                (5) Such purchaser acknowledges that the Company, the Guarantor, the Initial Purchasers, the Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the notes are no longer accurate, it shall promptly notify the Initial Purchasers. If such purchaser is acquiring any notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account and that each such investor account is eligible to purchase the notes.

                (6) Such purchaser acknowledges that the Trustee, the transfer agent and the registrar will not be required to accept for registration of transfer any notes acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth above have been complied with.

                (7) Such purchaser acknowledges that the foregoing restrictions apply to holders of beneficial interests in the 9.75% Senior Notes, as well as the holders of the 9.75% Senior Notes.

           The 9.75% Senior Notes do not have the benefit of any sinking fund obligations and shall not be repayable at the option of the Holder prior to maturity.

           The 9.75% Senior Notes may be redeemed at the Company's option, in whole or in part, at any time on at least 30 days', but not more than 60 days', prior written notice mailed to the registered holders of the 9.75% Senior Notes, at a price equal to the greater of (a) 100% of the principal amount of the 9.75% Senior Notes being redeemed and (b) the sum of the present values of the principal amount of the 9.75% Senior Notes to be redeemed and the remaining scheduled payments of interest on the 9.75% Senior Notes from the redemption date to January 15, 2013, discounted from their respective scheduled payment dates to the redemption date semi-annually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the equivalent yield to maturity of a comparable treasury security plus 50 basis points, plus accrued interest on the 9.75% Senior Notes to the redemption date.

           If an Event of Default with respect to the 9.75% Senior Notes shall occur and be continuing, the principal of all the 9.75% Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

           The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company (and the Guarantor) under this Senior Note and (b) certain restrictive covenants and the related defaults and Events of Default with respect to the 9.75% Senior Notes applicable to the Company and the Guarantor, in each case, upon compliance by the Company and the Guarantor with certain conditions set forth in the Indenture, which provisions apply to this Senior Note.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the 9.75% Senior Notes under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the 9.75% Senior Notes at the time outstanding. The

Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the 9.75% Senior Notes at the time outstanding, on behalf of the Holders of all 9.75% Senior Notes, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any 9.75% Senior Notes issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

           No reference herein to the Indenture and provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company and the Guarantor, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

           As provided in the Indenture and subject to certain limitations on transfer of this Senior Note by DTC or its nominee, the transfer of this Senior Note is registrable by the Registrar, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company or the Guarantor, as the case may be, in St. Paul, Minnesota and the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by the written instrument of transfer attached hereto duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 9.75% Senior Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

           The 9.75% Senior Notes are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the 9.75% Senior Notes are exchangeable for a like aggregate principal amount of 9.75% Senior Notes of different authorized denomination, as requested by the Holder surrendering the same.

           No service charge shall be made for any such registration of transfer or exchange of 9.75% Senior Notes, but the Company and the Guarantor may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           Prior to due presentment of this Senior Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

           Interest on this Senior Note shall be computed on the basis of a 360-day year of twelve 30-day months.

           The Company shall furnish to any Holder of record of 9.75% Senior Notes, upon written request and without charge, a copy of the Indenture.

           The Indenture and this Senior Note each shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of law.

           Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



          [the rest of this page has INTENTIONALLY been left blank.]

           In Witness Whereof, Alliant Energy Resources, Inc. has caused this 9.75% Senior Note to be signed in its corporate name by the facsimile signature of two of its officers thereunto duly authorized and has caused a facsimile of its corporate seal to be affixed hereto or imprinted or otherwise reproduced hereon.

      ATTEST:                             ALLIANT ENERGY RESOURCES, INC.





      By:  _________________________      By:  ________________________________
           Name:                               Name:
           Title:                              Title:

           FOR VALUE RECEIVED, the Guarantor, hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal, of premium, if any, or interest on said Security, when and as the same shall be become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

           The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal, of premium, if any, or interest on said Security is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and as if such payment were made by the Company.

           The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable and absolute, irrespective of the validity, regularity or enforceability of said Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

           The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect to any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the Holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

           Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the Holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

           This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until a certificate of authentication on such Security shall have been signed by the Trustee (or the authenticating agent).

           This Guarantee shall be governed by the laws of the State of Wisconsin.

           IN WITNESS WHEREOF, ALLIANT ENERGY CORPORATION has caused this Guarantee to be signed in its corporate name by the signature of two of its officers thereunto duly authorized and has caused its corporate seal to be affixed hereto or imprinted or otherwise reproduced hereon.



                                          ALLIANT ENERGY CORPORATION,
      ATTEST:                             as Guarantor





      By:  _________________________      By:  ________________________________
           Name:                               Name:
           Title:                              Title:

                     TRUSTEE CERTIFICATE OF AUTHENTICATION
                     -------------------------------------



           This is one of the 9.75% Senior Notes described in the within-named Indenture.



                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee





                                    By:  ________________________________
                                         Name:
                                         Title:

                                                                      EXHIBIT B
                          EXHIBIT H TO THE INDENTURE

                        FORM OF INCURRENCE CERTIFICATE



TO:   U.S. BANK NATIONAL ASSOCIATION

           Reference is hereby made to the Fourth Supplemental Indenture, dated as of December 26, 2002 (the "Fourth Supplemental Indenture"), among Alliant Energy Resources, Inc., a Wisconsin corporation (the "Company"), Alliant Energy Corporation, a Wisconsin corporation, as guarantor (the "Guarantor"), and U.S. Bank National Association, as successor to Firstar Bank, N.A., as Trustee. Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Fourth Supplemental Indenture.

           This Incurrence Certificate is being delivered pursuant to
Section 2.08 of the Fourth Supplemental Indenture and relates to [description of new Indebtedness] (the "New Indebtedness") by the [Company/Guarantor/name of Consolidated Subsidiary] incurred on [date New Indebtedness is incurred] (the "Incurrence Date"). The undersigned are the _________________________ and the __________________________, respectively, of the Guarantor and each hereby certifies as of the date hereof, in his capacity as officer of the Guarantor, as follows:

           As of the Incurrence Date, after giving pro forma effect to the incurrence of the New Indebtedness:

           (a)  Consolidated Net Worth is more than $1.2 billion;

           (b) the ratio of Consolidated Indebtedness to Consolidated Total Capitalization does not exceed 0.70 to 1.00; and

           (c)  the Interest Coverage Ratio is more than 2.0 to 1.0.

           Schedule I attached hereto sets forth the calculations performed by the undersigned in order to make the foregoing certifications.

           IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this __ day of _______, 20__.


                               ______________________________________
                               Name:
                               Title:


                               ______________________________________
                               Name:
                               Title:

                                  SCHEDULE I

             [CALCULATIONS USED TO PROVIDE INCURRENCE CERTIFICATE]